Exhibit 99.1

NRG Energy, Inc. Reports Second Quarter Results
and Reaffirms 2024 Financial Guidance

•Strong second quarter financial and operating performance resulting in GAAP Net Income of $738 million and Adjusted EBITDA of $935 million
•Completed comprehensive preventative maintenance program for ERCOT fleet, well-prepared going into summer season and beyond
•Announcing agreement to sell Airtron HVAC business at an accretive multiple
•Submitted applications to Texas Energy Fund for 1.5 GW of shovel-ready generation capacity
•Continued to execute on liability management and capital allocation priorities, including open market share repurchases of $176 million year to date

HOUSTON—August 8, 2024—NRG Energy, Inc. (NYSE: NRG) today reported second quarter 2024 Net Income of $738 million. Adjusted EBITDA for the second quarter was $935 million, Cash Provided by Operating Activities was $1,056 million, and Free Cash Flow Before Growth Investments (FCFbG) was $663 million.

“NRG's business and financial outlook has never been stronger,” said Larry Coben, NRG Chair, President and Chief Executive Officer. “Our relentless focus on safe and reliable operations especially during peak summer and winter months, dedication to exceptional customer experiences, and disciplined execution of our strategy and capital allocation plans continue to position NRG for success.”

Consolidated Financial Results
Table 1:

	Three Months Ended		Six Months Ended
($ in millions)	6/30/2024	6/30/2023	6/30/2024	6/30/2023
Net Income/(Loss)	$738	$308	$1,249	$(1,027)
Cash Provided/(Used) by Operating Activities	$1,056	$570	1,323	(1,028)
Adjusted EBITDA	$935	$819	$1,784	$1,465
Free Cash Flow Before Growth Investments (FCFbG)	$663	$425	$623	$628
NRG’s second quarter 2024 Adjusted EBITDA increased by $116 million year-over-year. The East and West segments experienced margin growth from both power and natural gas as well as improvements in customer counts. This was partially offset by lower Texas results, primarily a result of asset sales in 2023 and comprehensive preventative maintenance outages undertaken in the quarter to prepare the fleet for extensive summer operations.

With the completion of a comprehensive outage and preventative maintenance program, NRG's portfolio is well-positioned for the summer months, and the company is focused on delivering top-tier energy and smart home services for its customers.

2024 Capital Allocation

NRG is committed to its disciplined capital allocation principles and maintaining a strong balance sheet. In the second quarter of 2024, the Company continued to opportunistically repurchase shares in the open market as part of its $2.7 billion authorization to be executed through 2025. Through July 31, 2024, NRG has completed $176 million of its $825 million share repurchase target for 2024.

During the first quarter, NRG began repurchases of its 2.75% Convertible Senior Notes due 2048 as part of its overall objective of prudent and proactive liability management. In the second quarter, NRG repurchased an additional $251 million in principal of these notes, bringing the aggregate repurchase amount to $343 million or approximately 60% of the original issuance. For the remainder of the Convertible Senior Notes outstanding, NRG has purchased capped call options to fully hedge the settlement price. Finally, in the second quarter NRG also repaid $600 million in aggregate principal amount of its 3.75% Senior Secured First Lien Notes due 2024.

On July 19, 2024, NRG announced its Board of Directors declared a quarterly dividend on the Company's common stock of $0.4075 per share, or $1.63 per share on an annualized basis. The dividend is payable on August 15, 2024, to stockholders of record as of August 1, 2024.

NRG's share repurchase program and common stock dividend are subject to maintaining satisfactory credit metrics, available capital, market conditions, and compliance with associated laws and regulations. The timing and amount of any shares of NRG’s common stock repurchased under the share repurchase authorization will be determined by NRG’s management based on market conditions and other factors. NRG will only repurchase shares when management believes it would not jeopardize the Company’s ability to maintain satisfactory credit ratings.

Strategic Developments

Airtron HVAC Sale

On August 3, 2024 the Company entered into a definitive agreement to sell its Airtron HVAC business unit for $500 million, subject to standard purchase price adjustments. Airtron is a leading installer of HVAC systems for residential new construction homes and was acquired as part of the Direct Energy acquisition in 2021. The opportunistic divestiture at an accretive 8.6x multiple on 2023 Adjusted EBITDA will provide additional capital available for allocation in 2024. The transaction is subject to regulatory approval under the Hart Scott Rodino Act and is expected to close by the end of 2024.

Texas Energy Fund

NRG has submitted applications to the Texas Energy Fund to request funding for three prospective brownfield development opportunities, totaling 1.5 GW of flexible, natural-gas generation in ERCOT. NRG's projects are shovel-ready, and assuming timely TEF approval, are expected to be completed for commercial operations between 2026 and 2028.

14th Annual Sustainability Report

NRG released its 2023 Sustainably Report, its 14th year of reporting, providing an update on the its commitment to people, environmental stewardship, and governance.

Segments Results

Table 2: Net Income/(Loss)

($ in millions)	Three Months Ended		Six Months Ended
Segment	6/30/2024	6/30/2023	6/30/2024	6/30/2023
Texas	$966	$785	$1,315	$1,069
East	447	(101)	1,028	(1,503)
West/Services/Other[a]	(646)	(353)	(1,072)	(531)
Vivint Smart Home[b]	$(29)	$(23)	$(22)	$(62)
Net Income/(Loss)	$738	$308	$1,249	$(1,027)
a Includes Corporate segment
b Vivint Smart Home acquired in March 2023

Net Income for the second quarter of 2024 was $738 million, $430 million higher than the second quarter of 2023. This was primarily driven by higher unrealized non-cash mark-to-market gains on economic hedges in Texas in 2024 due to heat rate expansion in ERCOT, and losses in 2023 in the East due to declines in natural gas and power prices. This increase was partially offset by loss on debt extinguishment from the repurchase of the Company’s 2.75% Convertible Senior Notes and higher income tax expense. Certain hedge positions are required to be marked-to-market every period, while the customer contracts related to these items are not, resulting in temporary unrealized losses or gains on the economic hedges that are not reflective of the expected economics at future settlement.

Table 3: Adjusted EBITDA

($ in millions)	Three Months Ended		Six Months Ended
Segment	6/30/2024	6/30/2023	6/30/2024	6/30/2023
Texas	$452	$504	$671	$758
East	209	77	560	391
West/Services/Other[a]	73	21	129	26
Vivint Smart Home[b]	$201	$217	$424	$290
Adjusted EBITDA	$935	$819	$1,784	$1,465
a Includes Corporate segment
b Vivint Smart Home acquired in March 2023

Texas: Second quarter Adjusted EBITDA was $452 million, $52 million lower than the second quarter of 2023. This decrease was a result of asset sales in 2023 and the impact of an extended planned preventative maintenance program to ensure summer reliability, partially offset by gains in customer volumes from increased customer counts and favorable impact from weather.

East: Second quarter Adjusted EBITDA was $209 million, $132 million higher than the second quarter of 2023. This increase was driven by lower retail supply costs for power and natural gas and increased customer counts.

West/Services/Other: Second quarter Adjusted EBITDA was $73 million, $52 million higher than the second quarter of 2023. This increase was primarily driven by lower retail power supply costs and margin expansion at Cottonwood.

Vivint Smart Home: Second quarter Adjusted EBITDA was $201 million, $16 million lower than the second quarter of 2023. The decrease is attributable to guided increases in amortization of fulfillment expenses relating to the acquisition of Vivint by NRG. Absent this change, Adjusted EBITDA would have shown an increase year-over-year, supported by 5% growth in subscriber count and 4% growth in service margin.

Liquidity and Capital Resources
Table 4: Corporate Liquidity

($ in millions)	6/30/24	12/31/23
Cash and Cash Equivalents	$376	$541
Restricted Cash	16	24
Total	392	565
Total Revolving Credit Facility and collective collateral facilities	4,950	4,278
Total Liquidity, excluding collateral deposited by counterparties	$5,342	$4,843

As of June 30, 2024, NRG's unrestricted cash was $376 million and $5.0 billion was available under the Company’s credit facilities. Total liquidity increased to $5.3 billion, increasing $499 million from the end of 2023, largely due to the $900 million increase in the Receivables Facility in the second quarter of 2024 and partly offset by the expiry of the $150 million Repurchase Facility.

Reaffirming 2024 Guidance
NRG is reaffirming its Adjusted EBITDA and FCFbG guidance for 2024 as set forth below.

Table 5: Adjusted EBITDA, Cash Provided by Operating Activities, and FCFbG Guidancea

2024
($ in millions)	Guidance
Adjusted EBITDA	$3,300 - $3,550
Cash Provided by Operating Activities	$1,825 - $2,075
FCFbG	$1,825 - $2,075
a Adjusted EBITDA and FCFbG are non-GAAP financial measures; see Appendix Table A-8 for GAAP Reconciliation. Adjusted EBITDA excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year. Cash Provided by
Operating Activities does not include changes in collateral deposits in support of risk management activities which are primarily associated with fair value adjustments related to derivatives

Earnings Conference Call
On August 8, 2024, NRG will host a conference call at 9:00 a.m. Eastern (8:00 a.m. Central) to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials through the investor relations website under “presentations and webcasts” on investors.nrg.com. The webcast will be archived on the site for those unable to listen in real-time.

About NRG
NRG Energy is a leading energy and home services company powered by people and our passion for a smarter, cleaner, and more connected future. A Fortune 500 company operating in the United States and Canada, NRG delivers innovative solutions that help people, organizations, and businesses achieve their goals while also advocating for competitive energy markets and customer choice. More information is available at www.nrg.com. Connect with NRG on Facebook and LinkedIn, and follow us on X (formerly known as Twitter), @nrgenergy.

Forward-Looking Statements
In addition to historical information, the information presented in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,”

“outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions and extreme weather events, competition in wholesale power, gas and smart home markets, the volatility of energy and fuel prices, failure of customers or counterparties to perform under contracts, changes in the wholesale power and gas markets, changes in government or market regulations, the condition of capital markets generally and NRG’s ability to access capital markets, NRG’s ability to execute its supply strategy, risks related to data privacy, cyberterrorism and inadequate cybersecurity, the loss of data, unanticipated outages at NRG’s generation facilities, NRG’s ability to achieve its net debt targets, adverse results in current and future litigation, complaints, product liability claims and/or adverse publicity, failure to identify, execute or successfully implement acquisitions or asset sales, risks of the smart home and security industry, including risks of and publicity surrounding the sales, subscriber origination and retention process, the impact of changes in consumer spending patterns, consumer preferences, geopolitical tensions, demographic trends, supply chain disruptions, NRG’s ability to implement value enhancing improvements to plant operations and company wide processes, NRG’s ability to achieve or maintain investment grade credit metrics, NRG’s ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, NRG’s ability to operate its business efficiently, NRG’s ability to retain customers, the ability to successfully integrate businesses of acquired companies, including Vivint Smart Home, NRG’s ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, NRG’s ability to execute its capital allocation plan. Achieving investment grade credit metrics is not an indication of or guarantee that the Company will receive investment grade credit ratings. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The Adjusted EBITDA, cash provided by operating activities and Free Cash Flow before Growth guidance are estimates as of August 8, 2024. These estimates are based on assumptions NRG believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in NRG’s most recent Annual Report on Form 10-K, and in subsequent SEC filings. NRG’s forward-looking statements speak only as of the date of this communication or as of the date they are made.

Contacts

Media	Investors
Chevalier Gray	Brendan Mulhern
832.763.3454	609.524.4767

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions, except for per share amounts)	2024	2023	2024	2023
Revenue
Revenue	$6,659	$6,348	$14,088	$14,070
Operating Costs and Expenses
Cost of operations (excluding depreciation and amortization shown below)	4,356	4,962	10,041	13,740
Depreciation and amortization	285	315	553	505
Impairment losses	15	—	15	—
Selling, general and administrative costs	592	522	1,183	948
Acquisition-related transaction and integration costs	6	22	15	93
Total operating costs and expenses	5,254	5,821	11,807	15,286
Gain on sale of assets	5	3	1	202
Operating Income/(Loss)	1,410	530	2,282	(1,014)
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	4	5	7	10
Other income, net	3	13	33	29
Loss on debt extinguishment	(202)	—	(260)	—
Interest expense	(163)	(151)	(315)	(299)
Total other expense	(358)	(133)	(535)	(260)
Income/(Loss) Before Income Taxes	1,052	397	1,747	(1,274)
Income tax expense/(benefit)	314	89	498	(247)
Net Income/(Loss)	$738	$308	$1,249	$(1,027)
Less: Cumulative dividends attributable to Series A Preferred Stock	17	17	34	21
Net Income/(Loss) Available for Common Stockholders	$721	$291	$1,215	$(1,048)
Income/(Loss) per Share
Weighted average number of common shares outstanding — basic	208	231	209	230
Income/(Loss) per Weighted Average Common Share — Basic	$3.47	$1.26	$5.81	$(4.56)
Weighted average number of common shares outstanding — diluted	214	232	214	230
Income/(Loss) per Weighted Average Common Share —Diluted	$3.37	$1.25	$5.68	$(4.56)

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME/(LOSS)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions)	2024	2023	2024	2023
Net Income/(Loss)	$738	$308	$1,249	$(1,027)
Other Comprehensive (Loss)/Income
Foreign currency translation adjustments	(2)	6	(10)	8
Defined benefit plans	(1)	—	(2)	(1)
Other comprehensive (loss)/income	(3)	6	(12)	7
Comprehensive Income/(Loss)	$735	$314	$1,237	$(1,020)

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2024	December 31, 2023
(In millions, except share data)	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$376	$541
Funds deposited by counterparties	688	84
Restricted cash	16	24
Accounts receivable, net	3,402	3,542
Inventory	623	607
Derivative instruments	3,520	3,862
Cash collateral paid in support of energy risk management activities	384	441
Prepayments and other current assets	797	626
Total current assets	9,806	9,727
Property, plant and equipment, net	1,790	1,763
Other Assets
Equity investments in affiliates	45	42
Operating lease right-of-use assets, net	201	179
Goodwill	5,060	5,079
Customer relationships, net	1,946	2,164
Other intangible assets, net	1,467	1,763
Derivative instruments	2,625	2,293
Deferred income taxes	1,841	2,251
Other non-current assets	981	777
Total other assets	14,166	14,548
Total Assets	$25,762	$26,038

	June 30, 2024	December 31, 2023
(In millions, except share data)	(Unaudited)	(Audited)

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current portion of long-term debt and finance leases	$262	$620
Current portion of operating lease liabilities	91	90
Accounts payable	2,109	2,325
Derivative instruments	2,664	4,019
Cash collateral received in support of energy risk management activities	688	84
Deferred revenue current	779	720
Accrued expenses and other current liabilities	1,709	1,642
Total current liabilities	8,302	9,500
Other Liabilities
Long-term debt and finance leases	10,425	10,133
Non-current operating lease liabilities	144	128
Derivative instruments	1,435	1,488
Deferred income taxes	8	22
Deferred revenue non-current	906	914
Other non-current liabilities	919	947
Total other liabilities	13,837	13,632
Total Liabilities	22,139	23,132
Commitments and Contingencies
Stockholders' Equity
Preferred stock; 10,000,000 shares authorized; 650,000 Series A shares issued and outstanding at June 30, 2024 and December 31, 2023, aggregate liquidation preference of $650; at June 30, 2024 and December 31, 2023	650	650
Common stock; $0.01 par value; 500,000,000 shares authorized; 266,552,386 and 267,330,470 shares issued and 207,498,428 and 208,130,950 shares outstanding at June 30, 2024 and December 31, 2023, respectively	3	3
Additional paid-in-capital	3,229	3,416
Retained earnings	1,863	820
Treasury stock, at cost; 59,053,958 shares and 59,199,520 shares at June 30, 2024 and December 31, 2023, respectively	(2,019)	(1,892)
Accumulated other comprehensive loss	(103)	(91)
Total Stockholders' Equity	3,623	2,906
Total Liabilities and Stockholders' Equity	$25,762	$26,038

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
(In millions)	2024	2023
Cash Flows from Operating Activities
Net Income/(Loss)	$1,249	$(1,027)
Adjustments to reconcile net income/(loss) to cash provided/(used) by operating activities:
Equity in and distributions from earnings of unconsolidated affiliates	(4)	(9)
Depreciation and amortization	553	505
Accretion of asset retirement obligations	3	5
Provision for credit losses	133	80
Amortization of nuclear fuel	—	26
Amortization of financing costs and debt discounts	21	31
Loss on debt extinguishment	260	—
Amortization of in-the-money contracts and emissions allowances	73	112
Amortization of unearned equity compensation	57	61
Net loss/(gain) on sale of assets and disposal of assets	8	(187)
Impairment losses	15	—
Changes in derivative instruments	(1,384)	1,515
Changes in current and deferred income taxes and liability for uncertain tax benefits	390	(282)
Changes in collateral deposits in support of risk management activities	660	(1,355)
Changes in nuclear decommissioning trust liability	—	2
Changes in other working capital	(711)	(505)
Cash provided/(used) by operating activities	$1,323	$(1,028)
Cash Flows from Investing Activities
Payments for acquisitions of businesses and assets, net of cash acquired	(32)	(2,498)
Capital expenditures	(172)	(324)
Net purchases of emissions allowances	(11)	(25)
Investments in nuclear decommissioning trust fund securities	—	(185)
Proceeds from the sale of nuclear decommissioning trust fund securities	—	180
Proceeds from sales of assets, net of cash disposed	11	229
Proceeds from insurance recoveries for property, plant and equipment, net	3	121
Cash used by investing activities	$(201)	$(2,502)
Cash Flows from Financing Activities
Proceeds from issuance of preferred stock, net of fees	—	635
Payments of dividends to preferred and common stockholders	(204)	(174)
Equivalent shares purchased in lieu of tax withholdings	(35)	(16)
Payments for share repurchase activity	(90)	—
Net (payments)/receipts from settlement of acquired derivatives that include financing elements	(12)	318
Net proceeds of Revolving Credit Facility and Receivable Securitization Facilities	—	500
Proceeds from issuance of long-term debt	875	731
Payments of debt issuance costs	(12)	(22)
Repayments of long-term debt and finance leases	(956)	(10)
Payments for debt extinguishment costs	(257)	—
Proceeds from credit facilities	625	1,870
Repayments to credit facilities	(625)	(1,670)
Cash (used)/provided by financing activities	$(691)	$2,162
Effect of exchange rate changes on cash and cash equivalents	—	3
Net Increase/(Decrease) in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	431	(1,365)
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	649	2,178
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$1,080	$813

Appendix Table A-1: Second Quarter 2024 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation from Net Income/(Loss):

($ in millions)	Texas	East	West/Services/ Other	Vivint Smart Home	Corp/Elim	Total
Net Income/(Loss)	$966	$447	$2	$(29)	$(648)	$738
Plus:
Interest expense, net	1	2	9	49	86	147
Income tax	—	—	(6)	(2)	322	314
Loss on debt extinguishment	—	—	—	—	202	202
Depreciation and amortization	63	22	46	144	10	285
ARO Expense	3	(4)	—	—	—	(1)
Contract and emission credit amortization, net	2	(14)	2	—	—	(10)
EBITDA	1,035	453	53	162	(28)	1,675
Stock-based compensation	7	3	1	16	—	27
Amortization of customer acquisition costs[1]	15	17	2	12	—	46
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	1	—	—	1
Acquisition and divestiture integration and transaction costs	—	—	—	2	6	8
Cost to achieve	—	—	—	—	8	8
Deactivation costs	—	4	1	—	—	5
Other and non-recurring charges	—	—	11	9	5	25
Impairments	—	—	15	—	—	15
Mark to market (MtM) (gains) on economic hedges	(605)	(268)	(2)	—	—	(875)
Adjusted EBITDA	$452	$209	$82	$201	$(9)	$935
1 Amortization of customer acquisition costs, which are excluded from the calculation of Adjusted EBITDA, is the income statement recognition of capitalized costs related to commissions and other costs related to securing the new customer

Second Quarter 2024 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/Services/ Other	Vivint Smart Home	Corp/Elim	Total
Revenue[1]	$2,763	$2,473	$894	$467	$(15)	$6,582
Cost of fuel, purchased power and other cost of sales[2]	1,853	2,029	709	66	(6)	4,651
Economic gross margin	910	444	185	401	(9)	1,931
Operations & maintenance and other cost of operations[3]	282	105	59	58	1	505
Selling, marketing, general and administrative[4]	176	130	66	142	(2)	512
Other	—	—	(22)	—	1	(21)
Adjusted EBITDA	$452	$209	$82	$201	$(9)	$935
1 Excludes MtM gain of $(84) million and contract amortization of $7 million
2 Includes TDSP expense, capacity and emission credits
3 Excludes deactivation costs of $5 million, stock-based compensation of $2 million, amortization of customer acquisition costs of $2 million and ARO expenses of $(1) million
4 Excludes amortization of customer acquisition costs of $44 million, stock-based compensation of $25 million, cost to achieve of $8 million, other and non-recurring charges of $2 million and acquisition and divestiture integration and transaction costs of $1 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.[2]	Adjusted EBITDA
Revenue	$6,659	$7	$(84)	$—	$—	$6,582
Cost of operations (excluding depreciation and amortization shown below)[1]	3,843	17	791	—	—	4,651
Depreciation and Amortization	285	(285)	—	—	—	—
Gross margin	2,531	275	(875)	—	—	1,931
Operations & maintenance and other cost of operations	513	—	—	(5)	(3)	505
Selling, marketing, general & administrative	592	—	—	—	(80)	512
Other	688	(461)	—	—	(248)	(21)
Net Income/(Loss)	$738	$736	$(875)	$5	$331	$935
1 Excludes operations & maintenance and other cost of operations of $513 million
2 Other adj. includes loss on debt extinguishment of $202 million, amortization of customer acquisition costs of $46 million, stock-based compensation of $27 million, other and non-recurring charges of $25 million, impairments of $15 million, acquisition and divestiture integration and transaction costs of $8 million, cost to achieve of $8 million, NRG share of adjusted EBITDA in unconsolidated affiliates of $1 million and ARO expenses of $(1) million

Appendix Table A-2: Second Quarter 2023 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation from Net Income/(Loss):

($ in millions)	Texas	East	West/Services/ Other	Vivint Smart Home	Corp/Elim	Total
Net Income/(Loss)	$785	$(101)	$(129)	$(23)	$(224)	$308
Plus:
Interest expense, net	3	(4)	6	28	104	137
Income tax	—	1	1	—	87	89
Depreciation and amortization	73	30	23	180	9	315
ARO Expense	2	(2)	(1)	—	—	(1)
Contract and emission credit amortization, net	3	(16)	3	—	—	(10)
EBITDA	866	(92)	(97)	185	(24)	838
Stock-based compensation[1]	5	2	1	18	—	26
Amortization of customer acquisition costs[2]	12	11	1	4	—	28
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	4	—	—	4
Acquisition and divestiture integration and transaction costs[3]	—	—	—	7	16	23
Deactivation costs	—	6	3	—	—	9
(Gain) on sale of assets	—	(3)	—	—	—	(3)
Other and non-recurring charges	(45)	1	(2)	3	1	(42)
Mark to market (MtM) (gains)/losses on economic hedges	(334)	152	118	—	—	(64)
Adjusted EBITDA	$504	$77	$28	$217	$(7)	$819
1 Stock-based compensation excludes $3 million reflected in acquisition and divestiture integration and transaction costs
2 Amortization of customer acquisition costs, which are excluded from the calculation of Adjusted EBITDA, is the income statement recognition of capitalized costs related to commissions and other costs related to securing the new customer
3 Includes stock-based compensation of $3 million

Second Quarter 2023 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/Services/ Other	Vivint Smart Home	Corp/Elim	Total
Revenue[1]	$2,515	$2,458	$870	$444	$(6)	$6,281
Cost of fuel, purchased power and other cost of sales[2]	1,587	2,144	742	41	(5)	4,509
Economic gross margin	928	314	128	403	(1)	1,772
Operations & maintenance and other cost of operations[3]	267	117	58	53	(1)	494
Selling, marketing, general & administrative[4]	157	123	52	134	5	471
Other	—	(3)	(10)	(1)	2	(12)
Adjusted EBITDA	$504	$77	$28	$217	$(7)	$819
1 Excludes MtM gain of $(75) million and contract amortization of $8 million
2 Includes TDSP expense, capacity and emission credits
3 Excludes other and non-recurring charges of $(45) million, ARO expense of $(1) million, deactivation costs of $9 million, stock-based compensation of $2 million and amortization of customer acquisition costs of $1 million
4 Excludes amortization of customer acquisition costs of $27 million and stock-based compensation of $24 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.[2]	Adjusted EBITDA
Revenue	$6,348	$8	$(75)	$—	$—	$6,281
Cost of operations (excluding depreciation and amortization shown below)[1]	4,502	18	(11)	—	—	4,509
Depreciation and amortization	315	(315)	—	—	—	—
Gross margin	1,531	305	(64)	—	—	1,772
Operations & maintenance and other cost of operations	460	—	—	(9)	43	494
Selling, marketing, general & administrative	522	—	—	—	(51)	471
Other	241	(226)	—	—	(27)	(12)
Net Income/(Loss)	$308	$531	$(64)	$9	$35	$819
1 Excludes operations & maintenance and other cost of operations of $460 million
2 Other adj. includes amortization of customer acquisition costs of $28 million, stock-based compensation of $26 million, acquisition and divestiture integration and transaction costs of $23 million, NRG share of adjusted EBITDA in unconsolidated affiliates of $4 million, other and non-recurring charges of $(42) million, gain on sale of assets $(3) million and ARO expenses of $(1) million

Appendix Table A-3: YTD Second Quarter 2024 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation from Net Income/(Loss):

($ in millions)	Texas	East	West/ Services/ Other	Vivint Smart Home	Corp/Elim	Total
Net Income/(Loss)	$1,315	$1,028	$(58)	$(22)	$(1,014)	$1,249
Plus:
Interest expense, net	1	2	14	87	177	281
Income tax	—	(1)	(21)	—	520	498
Loss on debt extinguishment	—	—	—	—	260	260
Depreciation and amortization	130	45	70	288	20	553
ARO expense	4	(1)	—	—	—	3
Contract and emission credit amortization, net	2	58	3	—	—	63
EBITDA	1,452	1,131	8	353	(37)	2,907
Stock-based compensation[1]	14	7	2	31	—	54
Amortization of customer acquisition costs[2]	30	33	3	27	—	93
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	1	—	—	1
Acquisition and divestiture integration and transaction costs[3]	—	—	—	8	10	18
Cost to achieve[4]	—	—	—	—	17	17
Deactivation costs	—	9	2	—	—	11
Loss on sale of assets	4	—	—	—	—	4
Other and non-recurring charges	1	(1)	12	5	(6)	11
Impairments	—	—	15	—	—	15
Mark to market (MtM) (gains)/losses on economic hedges	(830)	(619)	102	—	—	(1,347)
Adjusted EBITDA	$671	$560	$145	$424	$(16)	$1,784
1 Stock-based compensation excludes $2 million reflected in cost to achieve and $1 million reflected in acquisition and divestiture integration and transaction costs
2 Amortization of customer acquisition costs, which are excluded from the calculation of Adjusted EBITDA, is the income statement recognition of capitalized costs related to commissions and other costs related to securing the new customer
3 Includes stock-based compensation of $1 million
4 Includes stock-based compensation of $2 million

YTD Second Quarter 2024 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/ Services/ Other	Vivint Smart Home	Corp/Elim	Total
Revenue[1]	$4,996	$6,049	$2,122	$935	$(21)	$14,081
Cost of fuel, purchased power and other cost of sales[2]	3,461	5,010	1,770	119	(12)	10,348
Economic gross margin	1,535	1,039	352	816	(9)	3,733
Operations & maintenance and other cost of operations[3]	514	208	113	112	1	948
Selling, general and administrative costs[4]	349	272	118	281	3	1,023
Other	1	(1)	(24)	(1)	3	(22)
Adjusted EBITDA	$671	$560	$145	$424	$(16)	$1,784
1 Excludes MtM gain of $(24) million and contract amortization of $17 million
2 Includes TDSP expense, capacity and emission credits
3 Excludes deactivation costs of $11 million, stock-based compensation of $5 million, amortization of customer acquisition costs of $4 million, ARO expense of $3 million and other and non-recurring charges of $(1) million,
4 Excludes amortization of customer acquisition costs of $89 million, stock-based compensation of $49 million, cost to achieve of $17 million, other and non-recurring charges of $3 million and acquisition and divestiture integration and transaction costs of $2 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.[2]	Adjusted EBITDA
Revenue	$14,088	$17	$(24)	$—	$—	$14,081
Cost of operations (excluding depreciation and amortization shown below)[1]	9,071	(46)	1,323	—	—	10,348
Depreciation and amortization	553	(553)	—	—	—	—
Gross margin	4,464	616	(1,347)	—	—	3,733
Operations & maintenance and other cost of operations	970	—	—	(11)	(11)	948
Selling, general and administrative costs	1,183	—	—	—	(160)	1,023
Other	1,062	(779)	—	—	(305)	(22)
Net Income/(Loss)	$1,249	$1,395	$(1,347)	$11	$476	$1,784
1 Excludes operations & maintenance and other cost of operations of $970 million
2 Other adj. includes loss on debt extinguishment of $260 million, amortization of customer acquisition costs of $93 million, stock-based compensation of $54 million, acquisition and divestiture integration and transaction costs of $18 million, cost to achieve of $17 million, impairments of $15 million, other and non-recurring charges of $11 million, loss on sale of assets $4 million, ARO expense of $3 million and NRG share of adjusted EBITDA in unconsolidated affiliates of $1 million

Appendix Table A-4: YTD Second Quarter 2023 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation from Net Income/(Loss):

($ in millions)	Texas	East	West/ Services/ Other	Vivint Smart Home[1]	Corp/Elim	Total
Net Income/(Loss)	$1,069	$(1,503)	$(433)	$(62)	$(98)	$(1,027)
Plus:
Interest expense, net	3	(10)	12	54	210	269
Income tax	—	1	(46)	—	(202)	(247)
Depreciation and amortization	148	60	47	232	18	505
ARO expense	4	1	—	—	—	5
Contract and emission credit amortization, net	4	99	6	—	—	109
EBITDA	1,228	(1,352)	(414)	224	(72)	(386)
Stock-based compensation[2]	11	4	2	22	—	39
Amortization of customer acquisition costs[3]	26	22	2	4	—	54
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	8	—	—	8
Acquisition and divestiture integration and transaction costs[4]	—	—	—	37	58	95
Deactivation costs	—	10	6	—	—	16
(Gain) on sale of assets	—	(202)	—	—	—	(202)
Other and non-recurring charges	(44)	2	—	3	—	(39)
Mark to market (MtM) (gains)/losses on economic hedges	(463)	1,907	436	—	—	1,880
Adjusted EBITDA	$758	$391	$40	$290	$(14)	$1,465
1 Vivint Smart Home acquired in March 2023
2 Stock-based compensation excludes $23 million reflected in acquisition and divestiture integration and transaction costs
3 Amortization of customer acquisition costs, which are excluded from the calculation of Adjusted EBITDA, is the income statement recognition of capitalized costs related to commissions and other costs related to securing the new customer
4 Includes stock-based compensation of $23 million

YTD Second Quarter 2023 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/ Services/ Other	Vivint Smart Home[1]	Corp/Elim	Total
Revenue[2]	$4,549	$6,610	$2,177	$592	$(5)	$13,923
Cost of fuel, purchased power and other cost of sales[3]	2,954	5,744	1,927	52	(3)	10,674
Economic gross margin	1,595	866	250	540	(2)	3,249
Operations & maintenance and other cost of operations[4]	529	220	127	71	(2)	945
Selling, marketing, general & administrative[5]	309	258	101	180	12	860
Other	(1)	(3)	(18)	(1)	2	(21)
Adjusted EBITDA	$758	$391	$40	$290	$(14)	$1,465
1 Vivint Smart Home acquired in March 2023
2 Excludes MtM gain of $(166) million and contract amortization of $19 million
3 Includes TDSP expense, capacity and emission credits
4 Excludes other and non-recurring charges of $(42) million, deactivation costs of $16 million, ARO expense of $5 million, amortization of customer acquisition costs of $3 million and stock-based compensation of $3 million
5 Excludes amortization of customer acquisition costs of $51 million, stock-based compensation of $36 million and acquisition and divestiture integration and transaction costs of $1 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.[2]	Adjusted EBITDA
Revenue	$14,070	$19	$(166)	$—	$—	$13,923
Cost of operations (excluding depreciation and amortization shown below)[1]	12,810	(90)	(2,046)	—	—	10,674
Depreciation and amortization	505	(505)	—	—	—	—
Gross margin	755	614	1,880	—	—	3,249
Operations & maintenance and Other cost of operations	930	—	—	(16)	31	945
Selling, marketing, general & administrative	948	—	—	—	(88)	860
Other	(96)	(22)	—	—	97	(21)
Net (Loss)/Income	$(1,027)	$636	$1,880	$16	$(40)	$1,465
1 Excludes operations & maintenance and other cost of operations of $930 million
2 Other adj. includes acquisition and divestiture integration and transaction costs of $95 million, amortization of customer acquisition costs of $54 million, stock-based compensation costs of $39 million, NRG share of adjusted EBITDA in unconsolidated affiliates of $8 million, ARO expense of $5 million, gain on sale of assets of $(202) million and other and non-recurring charges of $(39) million

Appendix Table A-5: Three Months Ended June 30, 2024 and June 30, 2023 Free Cash Flow before Growth Investments (FCFbG)

The following table summarizes the calculation of FCFbG, providing a reconciliation to Cash provided by operating activities:

	Three Months Ended
($ in millions)	6/30/24	6/30/23
Adjusted EBITDA	$935	$819
Interest payments, net	(84)	(114)
Income tax	(98)	(36)
Net deferred revenue[1]	115	121
Amortization of customer fulfillment costs[2]	27	6
Gross capitalized contract costs[3]	(270)	(302)
Collateral / working capital / other assets and liabilities	431	76
Cash provided by operating activities	1,056	570
Net payments from settlement of acquired derivatives that include financing elements	(20)	(18)
Acquisition and divestiture integration and transaction costs[4]	18	19
Proceeds from sale of land	8	—
Encina site improvement	—	4
Adjustment for change in collateral	(371)	(57)
Nuclear decommissioning trust liability	—	(17)
Effect of exchange rate changes on cash and cash equivalents	2	—
Adjusted cash provided by operating activities	693	501
Maintenance capital expenditures, net[5]	(71)	(113)
Environmental capital expenditures	(6)	—
Cost of acquisition	47	37
Free Cash Flow before Growth Investments (FCFbG)	$663	$425
1 The cash impact of Net deferred revenue is the net change in the balance sheet from capitalizing proceeds received from installation and equipment sales and then recognizing those proceeds as revenue on a straight-line basis over the expected period of benefit
2 Amortization of customer fulfillment costs, which are included in the calculation of Adjusted EBITDA, are the income statement recognition of capitalized contract costs related to the sale and installation of equipment necessary for a customer to receive the Vivint Smart Home service
3 Gross capitalized contract costs represent the costs directly related and incremental to the origination of new contracts, modification of existing contracts or to the fulfillment of the related subscriber contracts; these costs include installed products, commissions, other compensation and cost of installation of new or upgraded customer contracts; these costs are amortized on a straight-line basis over the expected period of benefit
4 Three months ended 6/30/24 includes $10 million Cost to achieve payments; three months ended 6/30/23 excludes $3 million non-cash stock-based compensation
5 Three months ended 6/30/23 includes W.A. Parish Unit 8 insurance recoveries related to property, plant and equipment of $50 million

Appendix Table A-6: Six Months Ended June 30, 2024 and 2023 Free Cash Flow before Growth Investments (FCFbG)

The following table summarizes the calculation of FCFbG, providing a reconciliation to Cash (used)/provided by operating activities:

	Six Months Ended
($ in millions)	6/30/24	6/30/23
Adjusted EBITDA	$1,784	$1,465
Interest payments, net	(275)	(205)
Income tax	(106)	(32)
Net deferred revenue[1]	51	119
Amortization of customer fulfillment costs[2]	48	6
Gross capitalized contract costs[3]	(439)	(357)
Collateral/working capital/other assets and liabilities	260	(2,024)
Cash provided by/(used by) operating activities	1,323	(1,028)
Net (payments)/receipts from settlement of acquired derivatives that include financing elements	(12)	318
Acquisition and divestiture integration and transaction costs[4]	35	75
Astoria fees	—	3
Proceeds from sale of land	8	—
Encina site improvement	—	7
Adjustment for change in collateral	(660)	1,355
Nuclear decommissioning trust liability	—	(5)
Effect of exchange rate changes on cash and cash equivalents	—	3
Adjusted cash provided by operating activities	694	728
Maintenance capital expenditures, net[5]	(123)	(154)
Environmental capital expenditures	(8)	—
Cost of acquisition	60	54
Free Cash Flow before Growth Investments (FCFbG)	$623	$628
1 The cash impact of Net deferred revenue is the net change in the balance sheet from capitalizing proceeds received from installation and equipment sales and then recognizing those proceeds as revenue on a straight-line basis over the expected period of benefit
2 Amortization of customer fulfillment costs, which are included in the calculation of Adjusted EBITDA, are the income statement recognition of capitalized contract costs related to the sale and installation of equipment necessary for a customer to receive the Vivint Smart Home service
3 Gross capitalized contract costs represent the costs directly related and incremental to the origination of new contracts, modification of existing contracts or to the fulfillment of the related subscriber contracts; these costs include installed products, commissions, other compensation and cost of installation of new or upgraded customer contracts; these costs are amortized on a straight-line basis over the expected period of benefit
4 Six months ended 6/30/24 includes $19 million Cost to achieve payments and excludes $2 million non-cash stock-based compensation; six months ended 6/30/23 excludes $20 million non-cash stock-based compensation
5 Six months ended 6/30/24 includes W.A. Parish Unit 8 insurance recoveries related to property, plant and equipment of $3 million; six months ended 6/30/23 includes W.A. Parish Unit 8 and Limestone Unit 1 insurance recoveries related to property, plant and equipment of $121 million

Appendix Table A-7: Six Months Ended June 30, 2024 Sources and Uses of Liquidity

The following table summarizes the sources and uses of liquidity for the six months ended June 30, 2024:

($ in millions)	Six months ended June 30, 2024
Sources:
Adjusted cash provided by operating activities	694
Proceeds from issuance of long-term debt	875
Change in availability under revolving credit facility and collective collateral facilities	672
Return of cash collateral paid in support of energy risk management activities	57
Proceeds from sales of assets, net of cash disposed	11
Uses:
Repayments of long-term debt and finance leases	(956)
Payments for debt extinguishment costs	(257)
Payments of dividends to preferred and common stockholders	(204)
Maintenance capital expenditures, net[1]	(131)
Payments for share repurchase activity	(90)
Investments and integration capital expenditures	(38)
Payments for shares repurchased in lieu of tax withholdings	(35)
Acquisition and divestiture integration and transaction costs	(35)
Payments for acquisitions of businesses and assets, net of cash acquired	(32)
Payments of debt issuance costs	(12)
Net purchases of emission allowances	(11)
Other investing and financing	(9)
Change in Total Liquidity	$499
1 Includes $3 million of W.A. Parish Unit 8 insurance recoveries related to property, plant and equipment

Appendix Table A-8: 2024 Guidance Reconciliations
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to Net Income, and the calculation of FCFbG providing a reconciliation to Cash provided by operating activities:

2024
($ in millions)	Guidance
Net Income[1]	$ 750 - 1,000
Interest expense, net	640
Income tax	345
Depreciation and amortization	1,075
ARO expense	25
Amortization of customer acquisition costs[2]	215
Stock-based compensation[3]	100
Acquisition and divestiture integration and transaction costs	55
Other[4]	95
Adjusted EBITDA	3,300 - 3,550
Interest payments, net	(600)
Income tax	(160)
Net deferred revenue[5]	190
Amortization of customer fulfillment costs[6]	130
Gross capitalized contract costs[7]	(830)
Working capital/other assets and liabilities[8]	(205)
Cash provided by operating activities[9]	1,825 - 2,075
Acquisition and other costs[8]	124
Adjusted cash provided by operating activities	1,949 - 2,199
Maintenance capital expenditures, net[10]	(240) - (260)
Environmental capital expenditures	(20) - (30)
Cost of acquisition	145
Free Cash Flow before Growth Investments (FCFbG)	$ 1,825 - 2,075
1 For purposes of guidance, fair value adjustments related to derivatives are assumed to be zero
2 Amortization of customer acquisition costs is the income statement recognition of capitalized costs related to commissions and other costs related to securing new customers. NRG amortization of customer acquisition costs, excluding Vivint, is expected to be $135 million and Vivint is expected to be $80 million
3 NRG stock-based compensation, excluding Vivint, is expected to be $40 million and Vivint is expected to be $60 million
4 Includes adjustments for sale of assets, adjustments to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates, deactivation costs, other non-
recurring expenses, and does not include the adjustment for Loss on debt extinguishment which was $260 million as of June 30, 2024
5 The cash impact of Net deferred revenue is the net change in the balance sheet from capitalizing proceeds received from installation and equipment and then recognizing those proceeds as revenue on a straight-line basis over the expected period of benefit
6 Amortization of customer fulfillment costs, which are included in the calculation of Adjusted EBITDA, are the income statement recognition of capitalized contract costs related to the sale and installation of equipment necessary for a customer to receive the Vivint Smart Home service
7 Gross capitalized contract costs represent the costs directly related and incremental to the origination of new contracts, modification of existing contracts or to the fulfillment of the related subscriber contracts; these costs include installed products, commissions, other compensation, and cost of installation of new or upgraded customer contracts; these costs are amortized on a straight-line basis over the expected period of benefit
8 Working capital / other assets and liabilities include payments for Acquisition and divestiture integration and transaction costs, which is adjusted in
Acquisition and other costs
9 Excludes fair value adjustments related to derivatives and changes in collateral deposits in support of risk management activities
10 Includes W.A. Parish Unit 8 expected insurance recoveries related to property, plant and equipment

Appendix Table A-9: Actual Full Year 2023 Adjusted EBITDA Reconciliation for Airtron
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation from Net Income:

($ in millions)	Airtron (Unaudited)
Net Income	$29
Plus:
Depreciation and amortization	28
EBITDA	57
Other costs	1
Adjusted EBITDA	$58

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.
EBITDA represents net income before interest expense (including loss on debt extinguishment), income taxes, depreciation and amortization, asset retirement obligation expenses, contract amortization consisting of amortization of power and fuel contracts and amortization of emission allowances. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.
Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding the impact of stock-based compensation, amortization of customer acquisition costs (primarily amortized commissions), impairment losses, deactivation costs, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from forward position of economic hedges, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items, plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments.  The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.
Adjusted Cash provided by operating activities is a non-GAAP measure NRG provides to show Cash provided/(used) by operating activities with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration, related restructuring costs, changes in the nuclear decommissioning trust liability, and the impact of extraordinary, unusual or non-recurring items. The Company provides the reader with this alternative view of Cash provided/(used) by operating activities because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing Cash Flows from Operating Activities and they are fully disclosed to investors. The company excludes changes in the nuclear decommissioning trust liability as these amounts are offset by changes in the decommissioning fund shown in Cash Flows from Investing Activities.

Free Cash Flow before Growth Investments is Adjusted Cash provided by operating activities less maintenance and environmental capital expenditures, net of funding and insurance recoveries related to property, plant and equipment, dividends from preferred instruments treated as debt by ratings agencies, and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on Free Cash Flow before Growth Investments as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth Investments is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth Investments is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth Investments is a performance measure and is not intended to represent Net Income/(Loss), Cash provided/(used) by operating activities (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.